UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2010

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers.

On May 5, 2010, the Executive Compensation and Human Resources Committee of the Board of Directors of Occidental Petroleum Corporation (“Occidental” or the “Company”) decided to change the Return on Equity Incentive (“ROEI”) awards issued in 2007 to Dr. Ray R. Irani and Stephen I. Chazen to provide for the amounts payable upon certification of the level of achievement of the Performance Goal to be settled 50% in cash and 50% in shares of Occidental Common Stock instead of 100% in cash and to require that any net after-tax shares received pursuant to such ROEIs be retained for at least three years.  The performance period for the subject awards will continue to end June 30, 2010 as provided in the original award agreement.

Item 5.07.  Submission of Matters to a Vote of Security Holders

Occidental’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 7, 2010. The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.	The thirteen nominees proposed by the Board of Directors were elected as directors by the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Spencer Abraham	392,646,718	252,271,360	1,202,907	46,330,980
John S. Chalsty	391,672,328	253,068,385	1,380,271	46,330,981
Stephen I. Chazen	601,152,077	44,037,400	922,577	46,339,911
Edward P. Djerejian	499,032,461	146,209,925	878,899	46,330,680
John E. Feick	495,481,460	149,698,455	941,070	46,330,980
Carlos M. Gutierrez	499,762,631	145,439,296	919,084	46,330,954
Ray R. Irani	492,187,307	152,925,660	1,007,611	46,331,387
Irvin W. Maloney	498,022,181	147,022,971	1,075,426	46,331,387
Avedick B. Poladian	394,013,175	250,852,085	1,255,724	46,330,981
Rodolfo Segovia	389,519,450	253,511,655	3,089,880	46,330,980
Aziz D. Syriani	498,743,259	146,461,420	916,307	46,330,979
Rosemary Tomich	391,561,139	253,370,469	1,189,378	46,330,979
Walter L. Weisman	497,631,752	147,577,645	910,809	46,331,759

2.	The ratification of the selection of KPMG as independent auditors was approved. The proposal received 680,118,381 votes for; 11,456,623 votes against; and 876,961 abstentions.
3.
The re-approval of material terms of performance goals for Section 162(m) awards under the 2005 Long-Term Incentive Plan pursuant to tax deduction rules was approved. The proposal received 635,455,245 votes for; 54,072,497 votes against; and 2,942,223 abstentions.

4.	Advisory vote approving executive compensation philosophy, objectives and policies was not approved. The proposal received 321,676,254 votes for; 365,053,432 votes against; and 5,722,279 abstentions.
5.	The stockholder proposal to eliminate compensation over $500,000 per year was not presented by the proponent and, so, was not voted upon.
6.	The stockholder proposal regarding a policy to separate the roles of Chairman and Chief Executive Officer was withdrawn by the proponents.

7.
The stockholder proposal regarding the percentage of stockholder ownership required to call a special meeting of stockholders was not approved.  The proposal received 269,759,130 votes for; 374,276,597 votes against; 2,053,459 abstentions; and 46,362,779 broker non-votes.

8.
The stockholder proposal regarding a report on the assessment of host country laws was not approved. The proposal received 33,682,650 votes for; 472,012,579 votes against; 140,393,603 abstentions; and 46,363,133 broker non-votes.

9.	The stockholder proposal regarding director election by majority stockholder vote was not presented by the proponent and, so, was not voted upon.
10.
The stockholder proposal regarding a report on increasing inherent security of chemical facilities was not approved.  The proposal received 30,052,396 votes for; 476,614,490 votes against; 139,450,347  abstentions; and 46,334,732 broker non-votes.

11.	The stockholder proposal regarding a policy on accelerated vesting in the event of a change in control was withdrawn by the proponent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: May 11, 2010	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer

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